UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

March 11, 2019

(Date of Report: Date of earliest event reported)

Middlefield Banc Corp.

(Exact name of registrant as specified in its charter)

Ohio	001-36613	34-1585111
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

15985 East High Street

Middlefield, Ohio 44062

(Address of principal executive offices, including zip code)

(440) 632-1666

(Registrant’s telephone number, including area code)

(not applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02	Compensatory Arrangements of Certain Officers

On March 12, 2019, Middlefield Banc Corp. (“Middlefield”) entered into new change in control agreements with –

1)	Thomas G. Caldwell, President and Chief Executive Officer of Middlefield and The Middlefield Banking Company (the “Bank”),

2)	James R. Heslop II, Executive Vice President and Chief Operating Officer of Middlefield and the Bank,

3)	Donald L. Stacy, Senior Vice President, Chief Financial Officer and Treasurer of Middlefield, and Executive Vice President and Chief Financial Officer of the Bank, and

4)	Charles O. Moore, Central Ohio Region President for the Bank.

The change in control agreements for Messrs. Caldwell, Heslop and Stacy replace severance agreements that existed between each executive officer and Middlefield. Mr. Moore is not a party to an existing severance agreement with Middlefield. The change in control agreements of Messrs. Caldwell, Heslop, and Stacy provide that change-in-control benefits become payable upon a change in control of Middlefield. The change in control agreement of Mr. Moore provides that change-in-control benefits become payable if Mr. Moore’s employment is terminated involuntarily but without cause or voluntarily for good reason within 24 months after a change in control of Middlefield. The amount of the change-in-control benefit for Messrs. Caldwell, Heslop and Stacy is 2.5 times their respective annual compensation and the change-in-control benefit for Mr. Moore is two times Mr. Moore’s annual compensation. Each change in control agreement also provides that if the executive’s employment terminates within 24 months following a change in control the executive will be entitled to continued life, health, and disability insurance coverage for two years following termination or until the executive becomes employed by another employer. Under certain circumstances the executive may receive this insurance benefit in a lump sum payment equal to the present value of Middlefield’s projected cost to maintain that insurance benefit had the executive’s employment not been terminated. Middlefield has also agreed to pay up to $500,000 of legal fees incurred by Messrs. Caldwell and Heslop and $400,000 of legal fees incurred by Messrs. Stacy and Moore associated with the enforcement of their right to benefits under the change in control agreements.

Item 5.02(e):	Material Compensatory Plan

At a meeting of the board of directors of the Bank held on March 11, 2019, the nonemployee directors ratified and adopted the recommendation of the Compensation Committee that the Company’s Annual Incentive Plan be amended for 2019 and future years. Included in the action was the establishment of new minimum, intermediate and maximum award levels under the plan for executive officers and selected senior officers, including Chief Executive Officer Thomas G. Caldwell, Chief Operating Officer James R. Heslop, II, and Chief Financial Officer Donald L. Stacy.

If targeted performance is achieved in 2019, Mr. Caldwell is eligible for a cash bonus in an amount ranging from a minimum of 12% of his salary if actual performance is 90% of targeted performance goals established by the Compensation Committee, 24% of salary if actual performance is 100% of targeted performance goals, and a maximum of 36% of salary if actual performance is 110% or more of targeted performance goals. President and Chief Executive Officer Caldwell’s annual award under the plan is exclusively determined by the Bank’s performance. Chief Operating Officer James R. Heslop II, and Chief Financial Officer Donald L. Stacy are eligible for cash bonuses in an amount ranging from a minimum of 12% of salary if actual performance is 90% of targeted performance goals, 18% of salary if actual performance is 100% of targeted performance goals, and a maximum of 24% of salary if actual performance is 110% or more of targeted performance goals. Messrs. Heslop and Stacy’s annual award under the plan is exclusively determined by the Bank’s performance. Selected senior officers other than these named executive officers are eligible for a cash bonus under the plan of 9% for achievement of minimum performance measures, up to 12% for achievement of the targeted performance goals and up to 15% of salary for performance exceeding the target. In each case, the percentage achievement of the targeted performance over the minimum performance and of the maximum performance over the targeted performance will determine the proportionate incentive payment earned and paid for each of the goals. The annual awards for these senior officers are (i) 50% based upon the Bank’s performance, with the remaining 50% based upon business unit or departmental performance and individual performance.

The Annual Incentive Plan has certain forfeiture and recoupment, or “clawback,” provisions that allow the board to rescind awards under the plan that have not yet been paid, and recover awards that have been paid, upon the occurrence of certain events. The board’s Compensation Committee may rescind and not pay an incentive award to a participant in the Annual Incentive Plan if the Compensation Committee finds that the participant failed significantly to satisfy expectations, engaged in fraudulent or unethical conduct in the course of the participant’s employment or committed an intentional violation of Bank policy. The Annual Incentive Plan further provides that a participant in the plan agrees to repay to the Bank any award that is entirely or partially attributable to a financial reporting error. An award is entirely attributable to a financial reporting error if after the award is paid the financial statements of the Bank are required to be restated because of a financial reporting error and, in the sole judgement of the Compensation Committee, (x) the award would not have been made had the financial reporting not occurred or (y) the participant was responsible for the financial reporting error and the Compensation Committee concludes that the participant committed the error knowingly. An award is partially attributable to a financial reporting error if after the award is paid the financial statements of the Bank are required to be restated because of a financial reporting error and, in the sole judgement of the Compensation Committee, the award made to the participant might have been made nevertheless but would have been made in a lesser amount had the financial reporting not occurred. If an award is entirely attributable to a financial reporting error, the participant must promptly repay to the Bank the entire amount of the award and if an award is partially attributable to a financial reporting error the participant must promptly repay to the Bank the portion of the award that the Compensation Committee determines is attributable to the financial reporting error.

Item 9.01(d) Exhibits

10.2	Change in Control Agreement between Middlefield Banc Corp. and Thomas G. Caldwell

10.3	Change in Control Agreement between Middlefield Banc Corp. and James R. Heslop, II

10.4.2	Change in Control Agreement between Middlefield Banc Corp. and Charles O. Moore

10.4.3	Change in Control Agreement between Middlefield Banc Corp. and Donald L. Stacy

10.22	Annual Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDDLEFIELD BANC CORP.

Date: March 12, 2019	/s/ James R. Heslop, II
Executive Vice President and COO